Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-40571) of our report dated April 25, 1997 included in Canandaigua Brands, Inc.'s (formerly Canandaigua Wine Company, Inc.)
Form 10-K for the year ended February 28, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Rochester, New York
December 17, 1997